SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 22, 2011

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, New York Mortgage Trust, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Steven R. Mumma (the “Executive”), the Company’s Chief Executive Officer and President (the “Employment Agreement”).  The Employment Agreement will expire on December 31, 2012, unless further extended or sooner terminated. Unless the Company provides the Executive with written notice of its determination to not extend the term of the Employment Agreement at least 90 days prior to the expiration date of the agreement, the Employment Agreement will be automatically extended for an additional one-year period following the expiration date.

Pursuant to the Employment Agreement, the Executive will receive an initial base salary of $300,000, subject to future increases at the discretion of the compensation committee. Under the terms of the Employment Agreement, the Executive is also eligible to participate in the Company’s annual cash incentive bonus plan (the “Bonus Plan”) to be established by the compensation committee. The Employment Agreement provides that the Bonus Plan will contain both individual and corporate performance goals.  In the event the Executive or the Company, as the case may be, satisfies the performance criteria to be established by the compensation committee, the Executive will be entitled to receive the bonus amount provided for in the Bonus Plan.  Under the terms of the Employment Agreement, in the event the performance criteria under the Bonus Plan is not satisfied, the compensation committee may grant a discretionary bonus.

In addition, under the terms of the Employment Agreement, any restricted stock grants to the Executive under the Company’s 2010 Stock Incentive Plan will be subject to forfeiture restrictions that will lapse 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and the final 1/3 on the third anniversary of the date of grant. Notwithstanding the foregoing, these forfeiture restrictions will lapse upon (i) a Change in Control (as defined in the Employment Agreement), (ii) a termination by the Company without Cause (as defined below), (iii) a termination by the Executive for Good Reason (as defined below), (iv) the Executive’s death, or (v) the disability of the Executive, and the Executive will forfeit all unvested shares if he is terminated for Cause or he terminates his employment with the Company for other than Good Reason. Any common stock issued to the Executive as restricted stock will have voting and dividend rights.

The Employment Agreement permits the Company to terminate the Executive’s employment with appropriate notice for or without Cause, and permits the Executive to resign for Good Reason or other than for Good Reason.  If the Executive’s employment is terminated for Cause or he resigns other than for Good Reason, the Company will pay the Executive’s full base salary through to the date of termination and reimburse the Executive for all reasonable and customary expenses incurred by the Executive through the date of termination in the performance of his duties.  If however, the Company terminates the Executive without Cause (other than for death or disability) or the Executive terminates his employment for Good Reason, the Company has agreed to pay the Executive (i) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the Executive was entitled as of the date of termination under any compensation plan or program of the Company; (ii) liquidated damages in an amount equal to the greater of (A) $1,000,000 or (B) one and one-half (1 ½) multiplied by the sum of the Executive’s base salary in effect at the date of termination and the average annual cash incentive bonus earned by the Executive during the two most recently completed fiscal years prior to the year in which a Change in Control or termination event occurs; (iii) the payment of premiums for group health coverage for 18 months following the date of termination; and (iv) other benefits as provided for in the Employment Agreement.

Under the Employment Agreement, the Company will have Cause to terminate the Executive’s employment upon a determination by at least a majority of the Board (excluding the Executive) that the Executive has:

•
committed fraud or misappropriated, stolen or embezzled funds or property from the Company or its affiliates, or secured or attempted to secure personally any profit in connection with any transaction entered into on the Company’s behalf or on behalf of its affiliates;

•
been convicted of, or entered a plea of guilty or “nolo contendere” to, a felony which in the reasonable opinion of the Board brings the executive into disrepute or is likely to cause material harm to the Company’s business, financial condition or prospects;

•	failed to perform his material duties under the Employment Agreement, which failure continues for a period of at least 30 days after written notice to the Executive;

•	violated or breached any material law or regulation to the material detriment of the Company or its affiliates; or

•	breached any of his duties or obligations under the Employment Agreement that causes or is reasonably likely to cause material harm to the Company.

Pursuant to the Employment Agreement, Good Reason means (i) a failure by the Company or its successors or assigns to comply with any material provision of the Employment Agreement which is not cured within 30 days after written notice of such non-compliance; (ii) the assignment to the Executive of any material duties inconsistent with the Executive’s position with the Company or a substantial adverse alteration in the nature or status of the Executive’s responsibilities without the consent of the Executive, except that (A)  a determination by the nominating and corporate governance committee of the Company’s Board not to nominate the Executive for re-election as a director of the Company or (B) a failure by the Company’s stockholders to elect the Executive as a director of the Company shall not be deemed to be Good Reason, (iii) without the Executive’s consent, a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of the Company, (iv) without the Executive’s consent, relocation of the Company’s principal place of business outside of the Borough of Manhattan in the City of New York, (v) any failure by the Company to pay the Executive’s base salary or any cash incentive bonus to which he is entitled under a Bonus Plan, which failure has not been cured within ten (10) days after notice of such noncompliance, or any failure of the compensation committee to approve a Bonus Plan for any fiscal year commencing with the 2012 fiscal year, or (vi) delivery by the Company to the Executive of a notice of non-renewal in accordance with the notice requirement described above; provided, however, that the Executive shall only have the right to resign for Good Reason in the case of clause (vi) above if the Executive provides the Company with notice of termination prior to the expiration date of the Employment Agreement.

The Employment Agreement also contains customary non-competition, confidentiality and non-solicitation covenants by the Executive. The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: November 23, 2011	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between New York Mortgage Trust, Inc. and Steven R. Mumma, dated as of November 22, 2011.